UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

    Barnes & Noble, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

On November 8, 2010, Barnes & Noble, Inc. sent the following communication to shareholders:

*** IMPORTANT ***

OUR RECORDS INDICATE THAT WE HAVE NOT YET RECEIVED YOUR VOTE

PLEASE VOTE TODAY!

Dear Shareholder:

We have previously sent you materials for the Special Meeting of Stockholders of Barnes & Noble Inc. to be held on November 17, 2010 and to date we have not received your proxy.

Please take a moment to vote your shares for this important meeting by telephone, via the internet or by signing, dating and returning the enclosed WHITE proxy card or voting instruction form in the envelope provided.

Telephone and internet voting is available 24 Hours – 7 Days a Week!

Your Vote Is Important, No Matter How Many Shares You Own.

If you have questions about how to vote your shares on the WHITE proxy card,

or need additional assistance, please contact the firm

assisting us in the solicitation of proxies:

INNISFREE M&A INCORPORATED

Shareholders Call Toll-Free: (877) 456-3422

Banks and Brokers Call Collect: (212) 750-5833

Important Information

On October 28, 2010, Barnes & Noble, Inc. (“Barnes & Noble”) filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement in connection with the special meeting of shareholders scheduled to be held on November 17, 2010 and has mailed the definitive proxy statement to its shareholders, which definitive proxy statement was amended on November 2, 2010. Security holders are urged to read the definitive proxy statement and any other relevant documents filed with the SEC when they become available, because they contain (or will contain) important information. Security holders may obtain a free copy of the definitive proxy statement, the amendment thereto and other documents (when available) that Barnes & Noble files with the SEC at the SEC’s website at www.sec.gov, at Barnes & Noble’s website at www.barnesandnobleinc.com and from Barnes & Noble by directing a request to Barnes & Noble, Inc., Attention: Investor Relations, 122 Fifth Avenue, New York, New York 10011.